Exhibit 99.1

U.S. Rare Earths Announces Settlement Regarding Board Composition, Commencement of Drill Program at Montana Property

USRE Chairman Says Settlement Comes as Company Moves into “Active 2013 Exploration and Development Season”

Lemhi Pass Properties are Recognized By U.S. Department of Energy as Having Significant Heavy Rare Earths Potential

NEW YORK, June 12, 2013 /PRNewswire/ -- U.S. Rare Earths, Inc., "UREE", (OTCBB: UREE), a rare earths exploration company with mining claims in Idaho, Montana, and Colorado, announced today the Nevada State Court’s approval of the settlement of a series of claims and counter-claims raised in September 2012 regarding the composition of the Company’s Board of Directors.

Nevada’s State Court entered its final order approving the settlement on June 5, 2013. The federal court in Utah dismissed the remaining actions pending there with prejudice on June 11, 2013.

Provisions of the Settlement are detailed in the Company’s Form 8-K dated April 25, 2013 and filed with the SEC on April 29, 2013 and the Company’s Form 10-Q dated March 31, 2013 and filed with the SEC on May 20, 2013.

“With this period behind us, we are now able to focus our energies on a very active 2013 exploration and development season,” said J. Victor Lattimore, Chairman of the Board.  “With a united Board, and a strong development strategy in place, we are now pre-positioned to create significant shareholder value.”

The Company also announced receipt of its drill permit for the Last Chance region on the Montana side of the Lemhi Pass.  Drilling is scheduled to commence today.

“Last Chance may be the premier area in the Lemhi Pass, which has been recognized by the U.S. Department of Energy as having significant showings of Heavy Rare Earths,” said Kevin Cassidy, CEO and Director of U.S. Rare Earths.  “We’re pleased to incorporate the Last Chance property into our 2013 season.”

With the Last Chance permit, U.S. Rare Earths now has drill permits for six of their properties across three states.

U.S. Rare Earths' properties in the Lemhi Pass region have been recognized in the U.S. Department of Energy's Critical Materials Strategy publications to have significant showings of Heavy Rare Earth Elements, in particular for the five Rare Earths identified by DOE as being at "Critical Risk": Dysprosium, Europium, Neodymium, Terbium and Yttrium.

“With the House Armed Services Committee now recommending the first-ever stockpiling of Rare Earths, beginning with Dysprosium and Yttrium, the permit to drill at Last Chance comes at a critical time,” said Daniel McGroarty, President and Director of UREE.

About U.S. Rare Earths, Inc.:

U.S. Rare Earths, Inc. ("USRE", "U.S. Rare Earths" or the "Company") is a mineral exploration, mining and claims acquisition company based in Lonoke, AR.  Formerly Colorado Rare Earths, Inc., the Company holds over 12,000 acres of mining claims for rare-earth elements in Colorado, Idaho and Montana. In Colorado, these claims include the Powderhorn Property in Gunnison County, and Wet Mountain Property in Fremont and Custer Counties. Idaho/Montana claims include the Lemhi Pass Property in Lemhi County, Idaho and Beaverhead County, Montana, the Diamond Creek and North Fork Properties in Lemhi County, Idaho and the Sheep Creek Property in Ravalli County, Montana.  The mention of REE in the Lemhi Pass area is almost entirely synonymous with USRE.

Rare earth elements are critical to many existing and emerging 21st century applications including clean-energy technologies such as hybrid cars and electric vehicles; high-technology applications including cell phones and digital music players; hard disk drives used in computers; microphones; fiber optics; lasers; and in addition, critical defense applications such as global positioning systems, radar and sonar; and advanced water treatment applications, including those for industrial, military, homeland security, domestic and foreign aid use.

For more information visit www.usrareearths.com.

Safe Harbor Statement. Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially.  These statements may contain words such as "desires," "believes," "anticipates," "plans,""expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, but are not limited to, rare-earth industry risks, estimates of mineralized materials, litigation risks, plans to raise capital, and board, management and governance risks.  Additional information regarding factors that could cause results to differ materially from management's expectations is found in the Company's SEC filings.  The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.

#  #  #